EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of ACTV, Inc. on Form S-3 of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of ACTV, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP
New York, New York
March 29, 2000